Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ESSA Pharma Inc. of our report dated December 12, 2023, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of ESSA Pharma Inc. for the year ended September 30, 2023.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

April 5, 2024